Exhibit 99.1


                                          NEWS RELEASE


                                    Contact:    Richard N. Grubb, Executive
                                                Vice President and
                                                Chief Financial Officer or
                                                Robert A. Freece,
                                                Executive Vice President
                                                610/644-1300

FOR IMMEDIATE RELEASE


                  VISHAY REPORTS RESULTS FOR THIRD QUARTER 2003

MALVERN, PENNSYLVANIA - October 29, 2003 -

   o Sales for Third Quarter 2003 increased 13% to $533,168,000 compared to Third Quarter 2002
   o Bookings for Third Quarter 2003 increased 28% to $550,000,000 compared to Third Quarter 2002
   o  Book-to-Bill for Third Quarter 2003 was 1.03;  Actives  Book-to-Bill was
      1.09 and Passives Book-to-Bill was 0.97
   o Backlog increased by $14 million during Third Quarter 2003 to $434 million
   o  Cash balance at September 30, 2003 was $529 million

Dr. Felix Zandman, Chairman and Chief Executive Officer of Vishay Intertechnology, Inc. (NYSE: VSH), announced today that sales for the quarter ended September 30, 2003 were $533,168,000, a 13% increase as compared to sales of $471,419,000 for the quarter ended September 30, 2002. Net earnings for the quarter ended September 30, 2003 were $6,775,000 or $0.04 per share, compared with net earnings for the quarter ended September 30, 2002 of $13,114,000 or $0.08 per share. Earnings for the quarter were impacted by restructuring expense of $6,313,000, a loss on extinguishment of debt of $9,910,000, a loss on long-term purchase commitments of $11,392,000, and a write-down of inventories on hand to market value of $4,185,000, offset by a gain on an insurance claim of $30,361,000. These items and their tax related consequences had a negative $0.02 effect on earnings per share. The charge for early extinguishment of debt related to refinancing of debt during the third quarter of 2003. The September 2002 quarter included restructuring expenses of $2,567,000, resulting in a reduction of $0.01 in net earnings per share.

Sales for the nine months ended September 30, 2003 were $1,603,398,000 compared to sales of $1,363,436,000 for the nine months ended September 30, 2002. Net earnings for the nine months ended September 30, 2003 were $16,503,000 or $0.10 per share, compared with net earnings for the nine months ended September 30, 2002 of $31,151,000 or $0.19 per diluted share. Earnings for the nine months ended September 30, 2003 were impacted by restructuring expense of $19,258,000, a loss on extinguishment of debt of $9,910,000, a loss on long-term purchase commitments of $11,392,000, and a write-down of inventories on hand to market value of $4,185,000, offset by a gain on an insurance claim of $30,361,000. These items and their tax related consequences had a negative $0.08 effect on earnings per share. The nine months ended September 30, 2002 included restructuring expenses of $7,498,000, resulting in a reduction of $0.04 in net earnings per share.


                                    - MORE -

Commenting on the results for the third quarter of 2003, Dr. Zandman stated, "Although I am disappointed that we were not able to increase our sales and earnings on a sequential basis, I am quite optimistic in the overall market outlook for our business. I was very pleased to see an upturn in bookings for our semiconductor business with a book-to-bill of 1.09 for the third quarter 2003. As in the past, during this phase of the business cycle, the active business is leading the passive business, and I believe we will soon see a pick-up in the passive business as well. The sales increase for the quarter included $61 million of sales from the acquisition of BCcomponents in December 2002. We are on track with the integration of BCcomponents and the $70 million of cost savings related to this integration. Our financial position is strong and we continue to be confident in the prospects of our Company. We generated cash from operations during 2002 and continue to do so during the first nine months of 2003. Our cash position was $529 million at September 30, 2003." Dr. Zandman went on to announce, "Vishay has just entered into a technical and marketing cooperation agreement with Walsin Technology of Taiwan. Accordingly, Vishay will sell MLCC's (multi-layer ceramic capacitors) produced by Walsin for Vishay. This will allow us to penetrate the low-cost market for MLCC's in North America and Europe and will be a welcome addition to our high-reliability MLCC product line which is sold primarily to the automotive market."

Dr. Zandman continued, "We believe that our strategy of a broad product line, opportunistic acquisitions and research and development efforts has enabled us to weather these difficult times in the industry better than our competitors. Approximately 50% of Vishay current sales (or over one billion dollars) have come from new products that didn't exist ten years ago and approximately 12% of current sales (or $200 million) have come from new products that didn't exist three years ago. The same analysis for our Siliconix business shows that approximately 88% of its current sales come from new products that didn't exist ten years ago and approximately 19% of current sales have come from products that didn't exist three years ago. Our research and development efforts, in addition to our acquisition activity, have materially contributed to the sales growth of the Company."

Vishay, a Fortune 1,000 Company listed on the NYSE, is one of the world's largest manufacturers of discrete semiconductors (diodes, rectifiers, transistors, optoelectronics, and selected ICs) and passive electronic components (resistors, capacitors, inductors, and transducers). The Company's components can be found in products manufactured in a very broad range of industries worldwide. Vishay is headquartered in Malvern, Pennsylvania, and has operations in 17 countries employing over 25,000 people. Vishay can be found on the Internet at www.vishay.com.

Statements contained herein that relate to the Company's future performance and outlook, including, without limitation, statements with respect to the Company's anticipated results of operations or level of business for 2003 or any other future period, including anticipated business improvements, synergies and cost savings, are forward-looking statements within safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: changes in the demand for, or in the mix of, the Company's products and services; recessionary trends in general or in the specific areas where the Company sells the bulk of its products; competitive pricing and other competitive pressures; changes in the pricing for new materials used by the Company, particularly tantalum and palladium; cancellation of a material portion of the orders in the Company's backlog; difficulties in expansion and/or new product development, including capacity constraints and skilled personnel shortages; changes in laws, including trade restrictions or prohibitions and the

                                    - MORE -
cancellation or reduction of government grants, tax benefits or other incentives; currency exchange rate fluctuations; labor unrest or strikes; underutilization of plants and factories in high labor cost regions and capacity constraints in low labor cost regions; the availability of acquisition opportunities on terms considered reasonable by the Company; and such other factors affecting the Company's operations, markets, products, services and prices as are set forth in its December 31, 2002 Report on Form 10-K/A filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTE: A conference call for investors will begin Wednesday, October 29, 2003 at 11:00 a.m. eastern time. Participants can join the call by dialing 888-423-3273 (U.S. and Canada only). If you are outside the U.S. and Canada, the number you will need to use is 651-224-7582. The conference operator will require the two following pieces of information in order to admit you into the call: (1) Company Name - Vishay Intertechnology, Inc.; and (2) Moderators - Vishay Executives. A taped replay of the call will be available through 11:59 PM eastern time on Sunday, November 2, 2003. The phone number to hear the replay is 800-475-6701 (U.S. and Canada) or 320-365-3844 (if you are outside the U.S. and Canada). Refer to access code 702773 when calling to hear the recording. There will also be a live audio webcast of the conference call. This can be accessed directly from the investor relations section of the Vishay website (www.vishay.com).


                                       ###

VISHAY INTERTECHNOLOGY, INC. AND SUBSIDIARIES
Summary of Operations (In thousands, except per share amounts)
(Unaudited)


                                                                      Three Months Ended                  Nine Months Ended
                                                                         September 30,                      September 30,

                                                              2003 (1)               2002             2003 (1)            2002
                                                           ---------------      ---------------    --------------    ---------------
Net sales                                                  $      533,168       $      471,419     $   1,603,398     $    1,363,436

                                         GROSS PROFIT             102,463              107,227           344,272            301,729
                                                                    19.2%                22.7%             21.5%              22.1%


Selling, general, and administrative expenses                      91,993               78,247           284,538            228,583
Restructuring expense                                               6,313                2,567            19,258              7,498
                                                           ---------------      ---------------    --------------    ---------------

                                     OPERATING INCOME               4,157               26,413            40,476             65,648
                                                                     0.8%                 5.6%              2.5%               4.8%

                            OTHER INCOME AND (EXPENSE):

Interest expense                                                   (9,727)              (7,166)          (29,191)           (21,156)
Minority interest                                                  (1,944)              (2,772)           (5,839)            (6,597)
Loss on extinguishment of debt                                     (9,910)                   -            (9,910)                 -
Gain on insurance claim                                            30,361                    -            30,361                  -
Other                                                                (951)               2,126               (14)             4,755
                                                           ---------------      ---------------    --------------    ---------------
                                                                    7,829               (7,812)          (14,593)           (22,998)
                                                           ---------------      ---------------    --------------    ---------------

                        EARNINGS  BEFORE INCOME TAXES              11,986               18,601            25,883             42,650

Income taxes                                                        5,211                5,487             9,380             11,499
                                                           ---------------      ---------------    --------------    ---------------

                                         NET EARNINGS      $        6,775       $       13,114     $      16,503     $       31,151
                                                           ===============      ===============    ==============    ===============
                                                                     1.3%                 2.8%              1.0%               2.3%

Basic earnings per share                                   $         0.04       $         0.08     $        0.10     $         0.20

Diluted earnings per share                                 $         0.04       $         0.08     $        0.10     $         0.19

Weighted average shares outstanding - basic                       159,610              159,525           159,585            159,371

Weighted average shares outstanding - diluted                     160,356              160,303           160,168            160,725


(1) Gross profit for the quarter and nine months ended September 30, 2003 include a writedown of raw material inventory to lower of cost or market ($4,185,000) and an accrual of loss on long-term purchase commitments ($11,392,000).

VISHAY INTERTECHNOLOGY, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets (In thousands)
(Unaudited)

                                   September 30,     December 31,                                         September 30, December 31,
ASSETS                                 2003             2002         LIABILITIES AND STOCKHOLDERS' EQUITY     2003         2002
                                  --------------   --------------                                         ------------  ------------
CURRENT ASSETS                                                       CURRENT LIABILITIES
  Cash and cash equivalents        $    529,380   $    339,938       Notes payable to banks                $   17,106   $    18,161
  Accounts receivable                   391,252        343,511       Trade accounts payable                   126,830       123,999
  Inventories:                                                       Payroll and related expenses             119,009       103,184
    Finished goods                      180,266        219,769       Other accrued expenses                   281,209       303,609
    Work in process                     155,928        142,846       Income taxes                              13,788         8,734
    Raw materials                       177,017        191,451       Current portion of long-term debt          1,387        18,550
                                                                                                           -----------   -----------
  Deferred income taxes                  45,554         47,297               TOTAL CURRENT LIABILITIES        559,329       576,237
  Prepaid expenses and other
   current assets                       151,398        188,881
                                   -------------   ------------
             TOTAL CURRENT ASSETS     1,630,795      1,473,693     LONG-TERM DEBT                             835,134       706,316

                                                                   DEFERRED INCOME TAXES                       48,502        52,935

                                                                   DEFERRED INCOME                             30,359        42,345
PROPERTY AND EQUIPMENT - AT COST
  Land                                  106,744        118,000     MINORITY INTEREST                           81,159        75,985
  Buildings and improvements            344,848        339,869
  Machinery and equipment             1,624,113      1,609,931     OTHER LIABILITIES                          273,483       279,462
  Construction in progress               70,072         61,830
  Allowance for depreciation           (972,105)      (854,780)    ACCRUED PENSION COSTS                      239,119       223,092
                                   -------------   ------------
                                      1,173,672      1,274,850
                                                                   STOCKHOLDERS' EQUITY
                                                                     Common Stock                              14,433        14,429
                                                                     Class B Common Stock                       1,538         1,538
GOODWILL                              1,449,072      1,356,293       Capital in excess of par value         1,911,254     1,910,994
                                                                     Retained earnings                        539,857       523,354
OTHER INTANGIBLE ASSETS, NET            113,906        122,417       Accumulated other comprehensive loss     (36,920)      (91,115)
                                                                     Unearned compensation                       (265)         (413)
                                                                                                          ------------ -------------
OTHER ASSETS                            129,537         87,906                                              2,429,897     2,358,787
                                  -------------- --------------                                           ------------ -------------
                                  $   4,496,982  $   4,315,159                                            $ 4,496,982  $  4,315,159
                                  ============== ==============                                           ============ =============